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                                                           MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS









                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Delta Oil & Gas, Inc. on Form SB-2 of our Auditors' Report, dated December 27, 2001, on the balance sheet of Delta Oil & Gas, Inc. as of October 31, 2001 and the statements of operations and deficit, cash flows, and stockholders' equity for the period from date of inception, January 9, 2001, to October 31, 2001.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver, Canada                                       /s/ "Morgan  &  Company"

February 11, 2002                                          Chartered Accountants




Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com          INTERNATIONAL               Vancouver, B.C.  V7Y 1A1